EXHIBIT 99.1

Contact:	Todd Flowers
Investor Relations
(502) 596-6569

KINDRED HEALTHCARE REPORTS FOURTH QUARTER 2015 RESULTS

Consolidated Revenues of $1.8 billion, Core EBITDAR of $248 million(1),

Core Diluted EPS from Continuing Operations of $0.33(1) and

Adjusted Core Diluted EPS from Continuing Operations of $0.44(1) in the Fourth Quarter;

GAAP Diluted EPS from Continuing Operations of $0.50 and EBITDAR of $198 million(1) in the Fourth Quarter

Includes Costs of $51 million and an Income Tax Benefit of $66 million

Related to Litigation, Transaction, Integration, Impairment and Other Restructuring Costs

Consolidated Revenues of $7.1 billion, Core EBITDAR of $980 million(1), Core Diluted EPS from Continuing Operations of $1.28(1) and Adjusted Core Diluted EPS from Continuing Operations of $1.70(1) for the Year

GAAP Diluted Loss Per Share of $1.12 and EBITDAR of $675 million(1) for the Year

Significant Core Operating Cash Flows of $318 million(1)(2) for the Year

GAAP Operating Cash Flows of $163 million for the Year

Company Establishes Full Year Outlook for 2016

LOUISVILLE, Ky. (February 25, 2016) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the fourth quarter ended December 31, 2015.

Benjamin A. Breier, President and Chief Executive Officer of the Company, commented, “Throughout 2015, our focus at Kindred has been growing and transforming our operations and clinical capabilities to expand our national leadership in post-acute care and I am proud of our team’s significant accomplishments. We successfully completed and integrated two highly strategic transactions, Gentiva Health Services, Inc. (“Gentiva”) and Centerre Healthcare Corporation (“Centerre”), which together added more than $2 billion in revenues, 40,000 employees and 500 sites of service to our platform.

Mr. Breier added, “These transactions have strengthened our ability to deliver a full continuum of post-acute care, while also contributing operating results and cost synergies that exceeded our expectations. Gentiva and Centerre also accelerated the transformation of Kindred’s financial profile, such that today the Company is more focused than ever on higher growth, lower capital intensity businesses that generate substantial free cash flows.”

Mr. Breier continued, “Solid execution in each of our businesses remains our top priority as we drive effective patient-centered care solutions and adapt to change. We are confident that Kindred’s full continuum of post-acute services, which enables us to deliver care and services where and when patients need them the most, and our innovations in care management uniquely position us to successfully transition to a value-based healthcare system. As always, I thank the many stakeholders in Kindred, and especially our 102,000 teammates, for the exceptional care they provide to more than a million patients each year.”

All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated. The acquisitions of Gentiva and Centerre have been included in the operating results presented since the respective dates of acquisition.

(1)	See reconciliation of core results to generally accepted accounting principles (“GAAP”) results beginning on page 12, including a reconciliation of core EBITDAR and EBITDAR to the most comparable GAAP measure, income from continuing operations, of $56.0 million for the fourth quarter of 2015 and a loss from continuing operations of $51.9 million for the year ended December 31, 2015.
(2)	Core operating cash flows, similar to the GAAP presentation, include net changes in working capital and exclude routine capital expenditures and distributions to noncontrolling interests.

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680 South Fourth Street        Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

Fourth Quarter and Year Consolidated Highlights(1):

•	Consolidated revenues for the fourth quarter increased 40.8% to $1.78 billion year-over-year and core earnings before interest, income taxes, depreciation, amortization, rent and certain charges (“core EBITDAR”) increased 45.7% to $248 million compared to the same period in 2014. For the year, consolidated revenues increased 40.3% to $7.1 billion and core EBITDAR increased 43.3% to $980 million, each as compared to the same period last year. A significant driver of the growth in both periods was the acquisition of Gentiva and Centerre.

•	Core diluted earnings per share (“EPS”) from continuing operations for the fourth quarter was $0.33 and adjusted core diluted EPS from continuing operations was $0.44 based upon 87.2 million weighted average diluted shares, an improvement compared to core diluted EPS of $0.26 and adjusted core diluted EPS of $0.38 for the same period a year ago based upon 63.2 million weighted average diluted shares. For the year, core diluted EPS from continuing operations was $1.28 and adjusted core diluted EPS from continuing operations was $1.70 based upon 86.1 million weighted average diluted shares, an improvement compared to core diluted EPS of $1.06 and adjusted core diluted EPS of $1.51 for the same period a year ago based upon 58.2 million weighted average diluted shares.

•	The Company generated core operating cash flows of $54 million(2) for the fourth quarter compared to $86 million(2) for the same period a year ago, and core free cash flows were $2 million(3) for the fourth quarter compared to $58 million(3) in the same period of 2014. The decline in both measures was attributable to the timing of certain year-end payroll expenditures in the fourth quarter of 2015 and a meaningful acceleration of accounts receivable collections in the fourth quarter of 2014 in the Hospital Division after the completion of central business office consolidations. Core free cash flows for the fourth quarter of 2015 were also negatively impacted by the timing of routine capital expenditures as compared to a year ago.

For the year, core operating cash flows were $318 million(2) compared to $188 million(2) for the same period a year ago, and core free cash flows were $154 million(3) compared to $83 million(3) in the same period of 2014. These results reflect the Company’s changing business mix primarily driven by the addition of Gentiva and Centerre in 2015.

•	GAAP operating results:

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except per share amounts)
Diluted earnings (loss) per share from continuing operations	$0.50	$(0.15)	$(1.12)	$(0.24)
Income (loss) from continuing operations	55,984	(4,803)	(51,863)	4,896
Operating cash flows	70,195	81,149	163,262	105,471

•	The Kindred Board of Directors declared a cash dividend of $0.12 per share on the Company’s common stock payable on April 1, 2016 to shareholders of record as of the close of business on March 10, 2016.

Fourth Quarter Segment Highlights(1)(4):

Kindred’s Hospital Division fourth quarter same-hospital revenues declined 3.3% over the prior year period to $594 million, with a decline in same-hospital admissions of 3.3% compared to the same period last year. Sequentially, same-hospital admissions increased 1.7% and same-hospital revenues per patient day increased 2.8% compared to the third quarter of 2015. Core EBITDAR for the fourth quarter declined to $118 million from $135 million a year ago, and increased from $97 million in the third quarter of 2015.

(1)	See reconciliation of core results to GAAP results beginning on page 12.
(2)	Core operating cash flows, similar to the GAAP presentation, include net changes in working capital and exclude routine capital expenditures and distributions to noncontrolling interests.
(3)	Core free cash flows include net changes in working capital, routine capital expenditures and distributions to noncontrolling interests.
(4)	See same-hospital and full segment data on pages 8 and 9.

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Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

Kindred at Home Division fourth quarter revenues and core EBITDAR increased to $604 million and $99 million, respectively. The home health segment experienced another quarter of solid growth, with episodic admissions increasing 1.5% and revenues increasing 4.8% to $358 million, both over the prior year period on a combined basis, notwithstanding a 12.6% consolidation of home health branches during 2015 from 427 to 373 sites. Average home health revenue per branch grew 18.0% during the course of this consolidation. The hospice segment generated $178 million of revenues with stable admissions during a seasonally weak quarter. Average hospice revenue per branch increased 13.8% as the Company consolidated the hospice branch network from 193 sites at the end of 2014 to 175 sites at the end of 2015.

Kindred Rehabilitation Services Division revenues increased 4.8% to $362 million and core EBITDAR contribution increased 42.7% to $57 million for the quarter. The Kindred Hospital Rehabilitation Services segment experienced strong revenue growth of $63 million or 67.4% over the prior year period, due to the successful integration of Centerre, and achieved core EBITDAR margin improvement from 25.7% to 29.0%. The RehabCare segment (“RHB”) revenues declined to $207 million from $253 million a year ago primarily due to contract losses that occurred in the first half of 2015. Excluding one customer with 23 sites of service that RHB terminated in the fourth quarter of 2015 in connection with litigation to collect past due amounts, RHB added 32 net new sites of service over the last half of 2015.

Kindred’s Nursing Center Division revenues grew 0.6% to $273 million in the fourth quarter. Core EBITDAR was $37 million, down $2 million from a year ago. Top line growth was driven by a 3.5% improvement in revenue per patient day, including a 4.9% increase in Medicaid revenue per patient day that was partially offset by a 3.9% admission decline. Operating costs per patient day increased 4.8% in the fourth quarter, primarily a result of the admissions decline, start-up costs for January 2016 new openings and continuing Medicare length of stay contraction.

2016 Outlook

Kindred today announced its outlook for 2016. Kindred expects:

•	Annual revenues of approximately $7.250 billion, with a range of $7.2 billion to $7.3 billion

•	Core EBITDAR of approximately $990 million, with a range of $970 million to $1.010 billion

•	Core diluted EPS from continuing operations of approximately $0.90, with a range of $0.80 to $1.00(1)

•	Adjusted core diluted EPS from continuing operations of approximately $1.25, with a range of $1.15 to $1.35(1)(2)

For the first quarter of 2016, the Company expects core EBITDAR to approximate $235 million to $250 million, core diluted EPS from continuing operations to approximate $0.17 to $0.27 and adjusted core diluted EPS from continuing operations to approximate $0.26 to $0.36.

Mr. Breier commented, “Our outlook reflects what we believe will be a transition period for our Hospital Division in 2016 and 2017 due to long-term acute care (“LTAC”) criteria implementation. We anticipate that over time, our LTAC criteria mitigation efforts, robust growth in other divisions, and strong cost management across the enterprise will offset the effects of these reimbursement changes. For the enterprise, we expect stable and consistent core EBITDAR of approximately $1 billion in 2016 and at least $1 billion in 2017. Throughout this transition period we expect to continue generating roughly $300 million(3) per year in core operating cash flows, and approximately half of that amount in core free cash flows(4).

Mr. Breier concluded, “Our extensive efforts to grow and diversify Kindred enable us to work through challenges within any individual business, while continuing to advance the enterprise. We will continue to invest in strategic growth, including a particular focus on investments that help to increase our capabilities as a post-acute benefits management company, preparing us for the ongoing transition from fee-for-service to fee-for-value. The substantial cash flows we expect from our diversified service offerings will allow us to continue investing aggressively in our platform, which will drive growth, reduce our leverage, and advance our Continue the Care strategy. The growth in our Kindred at Home division and Kindred Hospital Rehabilitation Services in 2015, our recent announcements regarding expansion in four integrated markets and our strategic partnership with Inovalon (NASDAQ:INOV) to create a unique set of post-acute benefits management tools and solutions are examples of these capabilities.”

(1)	The EPS estimate is based upon an estimated weighted average annual diluted share count for 2016 of 88.5 million shares.
(2)	Adjusted core diluted EPS is calculated by excluding non-cash expenses, net of the income tax benefit, related to amortization of intangible assets, stock-based compensation and deferred financing costs, from core income from continuing operations. The estimated non-cash expenses for 2016 total approximately $53 million ($32 million net of income taxes) or approximately $0.35 per diluted share.
(3)	Core operating cash flows, similar to the GAAP presentation, include net changes in working capital and exclude routine capital expenditures and distributions to noncontrolling interests.
(4)	Core free cash flows include net changes in working capital, routine capital expenditures and distributions to noncontrolling interests.

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Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

This outlook excludes transaction costs, the effect of any reimbursement changes, debt refinancing costs, severance, retirement, retention, consulting and restructuring costs, litigation and related contingency expense, integration costs, any further acquisitions or divestitures, any impairment charges, any further issuances of common stock or any repurchases of common stock.

All forward-looking non-GAAP financial measures contained in this section “2016 Outlook” are provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. As a result, reconciliation of the forward-looking non-GAAP financial measures to GAAP financial measures is not available without unreasonable effort and the Company is unable to address the probable significance of the unavailable information.

Cash Dividend

The Company announced that its Board of Directors has approved the payment of a cash dividend of $0.12 per share of common stock to be paid on April 1, 2016 to shareholders of record as of the close of business on March 10, 2016.

Conference Call

As previously announced, investors and the general public may access a live webcast of the fourth quarter 2015 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on February 26 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will become available at approximately 1:00 p.m. on February 26 by dialing (719) 457-0820, access code: 4866232. The replay will be available through March 7.

Forward-Looking Statements and Non-GAAP Reconciliations

See page 11 for important disclosures regarding the Company’s forward-looking statements and the non-GAAP financial reconciliations that follow.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-90 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion(1). At December 31, 2015, Kindred through its subsidiaries had approximately 102,000 employees providing healthcare services in 2,692 locations in 46 states, including 95 transitional care hospitals, 18 inpatient rehabilitation hospitals, 90 nursing centers, 19 sub-acute units, 604 Kindred at Home home health, hospice and non-medical home care sites of service, 100 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,766 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for seven years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues were computed by combining the twelve months ended December 31, 2015 data for Kindred and one month ended January 2015 data for Gentiva.

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Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues	$1,780,949	$1,264,674	$7,054,907	$5,027,599

Salaries, wages and benefits	909,171	616,277	3,614,091	2,442,879
Supplies	96,295	73,774	384,354	289,043
Rent	97,823	79,167	382,609	313,039
Other operating expenses	208,315	168,206	825,996	679,992
General and administrative expenses	344,340	259,702	1,395,288	973,223
Other income	(1,317)	(278)	(3,016)	(872)
Litigation contingency expense	8,261	—	138,648	4,600
Impairment charges	18,031	—	24,757	—
Depreciation and amortization	40,362	38,558	157,251	155,570
Interest expense	56,267	39,919	232,395	168,763
Investment income	(603)	(1,021)	(2,806)	(3,996)

	1,776,945	1,274,304	7,149,567	5,022,241

Income (loss) from continuing operations before income taxes	4,004	(9,630)	(94,660)	5,358
Provision (benefit) for income taxes	(51,980)	(4,827)	(42,797)	462

Income (loss) from continuing operations	55,984	(4,803)	(51,863)	4,896
Discontinued operations, net of income taxes:
Income (loss) from operations	1,509	(28,743)	(235)	(53,630)
Gain (loss) on divestiture of operations	261	(9,061)	1,244	(12,698)

Income (loss) from discontinued operations	1,770	(37,804)	1,009	(66,328)

Net income (loss)	57,754	(42,607)	(50,854)	(61,432)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(12,082)	(5,143)	(42,564)	(18,872)
Discontinued operations	2	66	34	467

	(12,080)	(5,077)	(42,530)	(18,405)

Income (loss) attributable to Kindred	$45,674	$(47,684)	$(93,384)	$(79,837)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$43,902	$(9,946)	$(94,427)	$(13,976)
Income (loss) from discontinued operations	1,772	(37,738)	1,043	(65,861)

Net income (loss)	$45,674	$(47,684)	$(93,384)	$(79,837)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.50	$(0.15)	$(1.12)	$(0.24)
Discontinued operations:
Income (loss) from operations	0.02	(0.44)	—	(0.91)
Gain (loss) on divestiture of operations	—	(0.14)	0.01	(0.21)

Income (loss) from discontinued operations	0.02	(0.58)	0.01	(1.12)

Net income (loss)	$0.52	$(0.73)	$(1.11)	$(1.36)

Diluted:
Income (loss) from continuing operations	$0.50	$(0.15)	$(1.12)	$(0.24)
Discontinued operations:
Income (loss) from operations	0.02	(0.44)	—	(0.91)
Gain (loss) on divestiture of operations	—	(0.14)	0.01	(0.21)

Income (loss) from discontinued operations	0.02	(0.58)	0.01	(1.12)

Net income (loss)	$0.52	$(0.73)	$(1.11)	$(1.36)

Shares used in computing earnings (loss) per common share:
Basic	86,336	65,135	84,558	58,634
Diluted	87,232	65,135	84,558	58,634

Cash dividends declared and paid per common share	$0.12	$0.12	$0.48	$0.48

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Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$98,758	$164,188
Insurance subsidiary investments	106,638	99,951
Accounts receivable less allowance for loss	1,194,868	944,219
Inventories	27,791	25,702
Income taxes	11,790	8,575
Interest deposit on senior unsecured notes held in escrow	—	23,438
Other	61,054	41,598

	1,500,899	1,307,671

Property and equipment	2,162,398	1,978,153
Accumulated depreciation	(1,190,402)	(1,076,049)

	971,996	902,104

Goodwill	2,669,810	997,597
Intangible assets less accumulated amortization	755,655	400,700
Assets held for sale	613	3,475
Insurance subsidiary investments	204,498	166,045
Deferred tax assets	104,130	93,565
Proceeds from senior unsecured notes held in escrow	—	1,350,000
Acquisition deposit	18,489	195,000
Other	292,846	236,807

Total assets	$6,518,936	$5,652,964

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$187,061	$175,725
Salaries, wages and other compensation	404,925	358,857
Due to third party payors	36,251	43,957
Professional liability risks	64,099	64,137
Other accrued liabilities	394,246	189,980
Long-term debt due within one year	24,630	24,607

	1,111,212	857,263

Long-term debt	3,137,025	2,852,531
Professional liability risks	263,273	243,614
Deferred credits and other liabilities	301,379	213,584

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 83,792 shares - December 31, 2015 and 69,977 shares - December 31, 2014	20,948	17,494
Capital in excess of par value	1,737,747	1,586,692
Accumulated other comprehensive loss	(2,632)	(2,551)
Accumulated deficit	(256,209)	(159,768)

	1,499,854	1,441,867
Noncontrolling interests	206,193	44,105

Total equity	1,706,047	1,485,972

Total liabilities and equity	$6,518,936	$5,652,964

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Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$57,754	$(42,607)	$(50,854)	$(61,432)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,853	39,145	158,374	160,950
Amortization of stock-based compensation costs	4,872	6,986	20,636	16,643
Amortization of deferred financing costs	3,566	2,077	13,721	23,288
Payment of capitalized lender fees related to debt issuance	—	(3,527)	(28,012)	(22,652)
Provision for doubtful accounts	22,643	6,215	52,460	41,803
Deferred income taxes	(45,738)	(24,341)	(46,632)	(35,615)
Impairment charges	18,031	—	24,757	673
(Gain) loss on divestiture of discontinued operations	(261)	9,061	(1,244)	12,698
Other	3,080	47	13,537	2,336
Change in operating assets and liabilities:
Accounts receivable	4,822	28,125	(8,577)	(74,378)
Inventories and other assets	10,312	(13,074)	54,493	(25,960)
Accounts payable	2,408	13,070	(10,380)	(9,399)
Income taxes	(6,254)	12,959	27,392	31,728
Due to third party payors	(26,917)	(3,363)	(30,882)	11,177
Other accrued liabilities	(18,976)	50,376	(25,527)	33,611

Net cash provided by operating activities	70,195	81,149	163,262	105,471

Cash flows from investing activities:
Routine capital expenditures	(41,240)	(23,656)	(121,931)	(91,081)
Development capital expenditures	(7,865)	(2,564)	(19,931)	(5,257)
Acquisitions, net of cash acquired	—	—	(673,547)	(24,136)
Acquisition deposit	(18,489)	(195,000)	176,511	(195,000)
Sale of assets	1,674	952	8,735	23,861
Proceeds from senior unsecured notes offering held in escrow	—	(1,350,000)	1,350,000	(1,350,000)
Interest in escrow for senior unsecured notes	—	(23,438)	23,438	(23,438)
Purchase of insurance subsidiary investments	(26,036)	(7,930)	(85,222)	(105,324)
Sale of insurance subsidiary investments	24,295	16,749	75,075	51,716
Net change in insurance subsidiary cash and cash equivalents	(3,875)	(20,689)	(12,271)	33,683
Proceeds from note receivable	—	—	25,000	—
Net change in other investments	(4,995)	379	(4,620)	1,406
Other	592	1,216	10,972	679

Net cash provided by (used in) investing activities	(75,939)	(1,603,981)	752,209	(1,682,891)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	325,600	83,000	1,740,450	1,551,515
Repayment of borrowings under revolving credit	(312,000)	(83,000)	(1,631,850)	(1,807,615)
Proceeds from issuance of term loan, net of discount	—	—	199,000	997,500
Proceeds from issuance of senior unsecured notes due 2022	—	—	—	500,000
Proceeds from issuance of senior unsecured notes due 2020 and 2023	—	1,350,000	—	1,350,000
Proceeds from issuance of debt component of tangible equity units	—	34,773	—	34,773
Repayment of Gentiva debt	—	—	(1,177,363)	—
Repayment of senior unsecured notes	—	—	—	(550,000)
Repayment of term loan	(3,002)	(2,500)	(12,010)	(788,563)
Repayment of other long-term debt	(5,352)	(58)	(6,752)	(273)
Payment of deferred financing costs	(162)	(279)	(3,446)	(3,431)
Equity offering, net of offering costs	—	101,615	—	321,968
Issuance of equity component of tangible equity units, net of issuance costs	—	133,336	—	133,336
Issuance of common stock in connection with employee benefit plans	—	26	534	6,243
Payment of costs associated with issuance of common stock and tangible equity units	—	—	(915)	—
Payment of dividend for mandatory redeemable preferred stock	(2,752)	—	(10,887)	—
Dividends paid	(10,052)	(7,754)	(40,119)	(28,594)
Contributions made by noncontrolling interests	660	—	2,152	—
Distributions to noncontrolling interests	(10,635)	(4,088)	(42,458)	(13,692)
Other	1,306	165	2,763	2,469

Net cash provided by (used in) financing activities	(16,389)	1,605,236	(980,901)	1,705,636

Change in cash and cash equivalents	(22,133)	82,404	(65,430)	128,216
Cash and cash equivalents at beginning of period	120,891	81,784	164,188	35,972

Cash and cash equivalents at end of period	$98,758	$164,188	$98,758	$164,188

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Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data (a)

(Unaudited)

(In thousands, except per share amounts)

	2014 Quarters					2015 Quarters					Fourth quarter % change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Consolidated income statement data:
Revenues	$1,272,610	$1,261,397	$1,228,918	$1,264,674	$5,027,599	$1,675,967	$1,833,475	$1,764,516	$1,780,949	$7,054,907	40.8

Core EBITDAR	$181,044	$175,865	$157,218	$170,088	$684,215	$234,211	$261,800	$236,477	$247,839	$980,327	45.7
Rent	78,530	77,452	77,643	79,167	312,792	91,199	95,528	95,436	96,934	379,097	22.4

Core EBITDA	102,514	98,413	79,575	90,921	371,423	143,012	166,272	141,041	150,905	601,230	66.0
Depreciation and amortization	39,092	39,172	38,748	38,558	155,570	38,935	38,625	39,329	40,362	157,251	4.7
Interest, net	25,617	21,438	22,171	21,857	91,083	44,346	56,140	56,008	55,664	212,158	154.7

Income from continuing operations before income taxes	37,805	37,803	18,656	30,506	124,770	59,731	71,507	45,704	54,879	231,821	79.9
Provision for income taxes	14,445	13,612	6,168	8,471	42,696	22,466	25,721	15,298	13,758	77,243	62.4

Income from continuing operations	23,360	24,191	12,488	22,035	82,074	37,265	45,786	30,406	41,121	154,578	86.6
Noncontrolling interests	(4,529)	(4,828)	(4,372)	(5,143)	(18,872)	(8,847)	(11,735)	(9,900)	(12,082)	(42,564)	134.9

Net income attributable to Kindred	$18,831	$19,363	$8,116	$16,892	$63,202	$28,418	$34,051	$20,506	$29,039	$112,014	71.9

Core diluted EPS	$0.35	$0.35	$0.13	$0.26	$1.06	$0.34	$0.39	$0.23	$0.33	$1.28	26.9
Adjusted Core EPS	$0.46	$0.50	$0.20	$0.38	$1.51	$0.43	$0.51	$0.33	$0.44	$1.70	15.8
Diluted shares	52,711	53,792	62,902	63,163 (b)	58,210 (b)	82,422	86,402	86,892	87,232	86,098	38.1

Revenues by segment:
Hospital division	$627,245	$612,517	$591,121	$619,185	$2,450,068	$640,483	$627,206	$579,497	$593,593	$2,440,779	(4.1)
Kindred at Home:
Home health	74,791	75,502	74,026	74,588	298,907	300,867	427,820	424,054	425,759	1,578,500	470.8
Hospice	12,913	12,484	12,160	12,538	50,095	119,057	178,005	181,140	178,325	656,527	1,322.3

	87,704	87,986	86,186	87,126	349,002	419,924	605,825	605,194	604,084	2,235,027	593.3
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	93,177	94,963	93,139	92,922	374,201	151,564	152,544	149,435	155,579	609,122	67.4
RehabCare	253,943	253,694	246,732	252,667	1,007,036	252,595	236,791	219,518	206,582	915,486	(18.2)

	347,120	348,657	339,871	345,589	1,381,237	404,159	389,335	368,953	362,161	1,524,608	4.8
Nursing center division	262,590	264,437	263,897	271,625	1,062,549	274,308	273,870	270,510	273,387	1,092,075	0.6

	1,324,659	1,313,597	1,281,075	1,323,525	5,242,856	1,738,874	1,896,236	1,824,154	1,833,225	7,292,489	38.5
Eliminations	(52,049)	(52,200)	(52,157)	(58,851)	(215,257)	(62,907)	(62,761)	(59,638)	(52,276)	(237,582)	(11.2)

	$1,272,610	$1,261,397	$1,228,918	$1,264,674	$5,027,599	$1,675,967	$1,833,475	$1,764,516	$1,780,949	$7,054,907	40.8

Core EBITDAR by segment:
Hospital division	$139,505	$131,990	$117,604	$134,791	$523,890	$134,786	$131,532	$97,128	$117,675	$481,121	(12.7)
Kindred at Home:
Home health	2,845	5,769	5,961	7,398	21,973	46,798	72,917	68,155	68,826	256,696	830.3
Hospice	1,852	2,139	1,149	524	5,664	16,996	27,887	34,025	30,212	109,120	5,665.6

	4,697	7,908	7,110	7,922	27,637	63,794	100,804	102,180	99,038	365,816	1,150.2
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	25,710	25,742	24,887	23,884	100,223	44,564	44,531	42,141	45,098	176,334	88.8
RehabCare	18,016	19,863	17,080	16,029	70,988	16,493	14,681	14,544	11,858	57,576	(26.0)

	43,726	45,605	41,967	39,913	171,211	61,057	59,212	56,685	56,956	233,910	42.7
Nursing center division	37,572	38,614	35,920	38,810	150,916	36,963	40,461	35,923	36,601	149,948	(5.7)

Support center	(44,456)	(48,252)	(45,383)	(51,348)	(189,439)	(62,389)	(70,209)	(55,439)	(62,431)	(250,468)	21.6

	$181,044	$175,865	$157,218	$170,088	$684,215	$234,211	$261,800	$236,477	$247,839	$980,327	45.7

Core EBITDAR margin by segment:
Hospital division	22.2	21.5	19.9	21.8	21.4	21.0	21.0	16.8	19.8	19.7	(9.2)
Kindred at Home:
Home health	3.8	7.6	8.1	9.9	7.4	15.6	17.0	16.1	16.2	16.3	63.6
Hospice	14.3	17.1	9.4	4.2	11.3	14.3	15.7	18.8	16.9	16.6	302.4
Kindred at Home	5.4	9.0	8.2	9.1	7.9	15.2	16.6	16.9	16.4	16.4	80.2
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	27.6	27.1	26.7	25.7	26.8	29.4	29.2	28.2	29.0	28.9	12.8
RehabCare	7.1	7.8	6.9	6.3	7.0	6.5	6.2	6.6	5.7	6.3	(9.5)
Kindred Rehabilitation Services	12.6	13.1	12.3	11.5	12.4	15.1	15.2	15.4	15.7	15.3	36.5
Nursing center division	14.3	14.6	13.6	14.3	14.2	13.5	14.8	13.3	13.4	13.7	(6.3)
Consolidated	14.2	13.9	12.8	13.4	13.6	14.0	14.3	13.4	13.9	13.9	3.7

(a)	See reconciliation of core and adjusted results to GAAP results beginning on page 12.
(b)	Excludes share dilution from the fourth quarter 2014 common equity and tangible equity units offerings, both pre-closing financing activities of the Gentiva acquisition.

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Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands, except statistics)

	2014 Quarters					2015 Quarters					Fourth quarter % change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Hospital division:
End of period data:
Number of transitional care hospitals	97	97	97	97		97	96	95	95
Number of licensed beds	7,145	7,145	7,145	7,147		7,147	7,124	7,094	7,094
Revenue mix %:
Medicare	59.8	58.2	57.0	57.0	58.0	56.8	55.2	57.1	57.3	56.6
Medicaid	6.6	6.8	6.9	6.0	6.6	5.5	5.3	5.3	5.1	5.3
Medicare Advantage	11.4	11.2	10.5	10.5	10.9	11.9	11.6	10.8	11.1	11.4
Medicaid Managed	2.4	3.0	3.8	4.5	3.4	4.7	5.6	6.1	6.2	5.6
Commercial insurance and other	19.8	20.8	21.8	22.0	21.1	21.1	22.3	20.7	20.3	21.1
Admissions:
Medicare	9,038	8,555	8,460	8,525	34,578	8,775	8,267	7,976	8,169	33,187	(4.2)
Medicaid	819	896	805	750	3,270	610	610	556	520	2,296	(30.7)
Medicare Advantage	1,435	1,389	1,250	1,359	5,433	1,555	1,352	1,212	1,304	5,423	(4.0)
Medicaid Managed	317	381	511	572	1,781	643	675	646	612	2,576	7.0
Commercial insurance and other	1,914	1,885	1,703	1,696	7,198	1,868	1,815	1,763	1,701	7,147	0.3

	13,523	13,106	12,729	12,902	52,260	13,451	12,719	12,153	12,306	50,629	(4.6)

Patient days:
Medicare	230,350	220,035	213,170	220,548	884,103	228,483	218,577	210,870	210,409	868,339	(4.6)
Medicaid	32,712	32,619	30,480	30,454	126,265	28,663	25,213	23,167	21,795	98,838	(28.4)
Medicare Advantage	44,025	43,027	39,938	41,260	168,250	48,448	44,740	39,585	41,079	173,852	(0.4)
Medicaid Managed	10,733	13,191	16,556	20,000	60,480	22,013	24,833	24,412	24,802	96,060	24.0
Commercial insurance and other	59,567	59,293	57,486	59,295	235,641	62,241	62,922	58,631	57,321	241,115	(3.3)

	377,387	368,165	357,630	371,557	1,474,739	389,848	376,285	356,665	355,406	1,478,204	(4.3)

Average length of stay:
Medicare	25.5	25.7	25.2	25.9	25.6	26.0	26.4	26.4	25.8	26.2	(0.4)
Medicaid	39.9	36.4	37.9	40.6	38.6	47.0	41.3	41.7	41.9	43.0	3.2
Medicare Advantage	30.7	31.0	32.0	30.4	31.0	31.2	33.1	32.7	31.5	32.1	3.6
Medicaid Managed	33.9	34.6	32.4	35.0	34.0	34.2	36.8	37.8	40.5	37.3	15.7
Commercial insurance and other	31.1	31.5	33.8	35.0	32.7	33.3	34.7	33.3	33.7	33.7	(3.7)
Weighted average	27.9	28.1	28.1	28.8	28.2	29.0	29.6	29.3	28.9	29.2	0.3
Revenues per admission:
Medicare	$41,492	$41,670	$39,828	$41,425	$41,112	$41,483	$41,892	$41,451	$41,656	$41,620	0.6
Medicaid	50,894	46,106	50,344	49,760	49,186	57,594	54,795	55,415	57,724	56,352	16.0
Medicare Advantage	49,666	49,352	49,814	47,756	49,142	48,908	53,578	51,495	50,680	51,077	6.1
Medicaid Managed	47,803	48,814	44,321	48,691	47,305	46,740	51,950	54,976	60,263	53,383	23.8
Commercial insurance and other	64,858	67,679	75,591	80,167	71,743	72,395	77,110	68,151	70,735	72,150	(11.8)
Weighted average	46,384	46,736	46,439	47,991	46,882	47,616	49,312	47,683	48,236	48,209	0.5
Revenues per patient day:
Medicare	$1,628	$1,620	$1,581	$1,601	$1,608	$1,593	$1,584	$1,568	$1,617	$1,591	1.0
Medicaid	1,274	1,266	1,330	1,225	1,274	1,226	1,326	1,330	1,377	1,309	12.4
Medicare Advantage	1,619	1,593	1,559	1,573	1,587	1,570	1,619	1,577	1,609	1,593	2.3
Medicaid Managed	1,412	1,410	1,368	1,393	1,393	1,365	1,412	1,455	1,487	1,432	6.7
Commercial insurance and other	2,084	2,152	2,239	2,293	2,192	2,173	2,224	2,049	2,099	2,139	(8.5)
Weighted average	1,662	1,664	1,653	1,666	1,661	1,643	1,667	1,625	1,670	1,651	0.2
Medicare case mix index (discharged patients only)	1.173	1.182	1.157	1.139	1.163	1.166	1.163	1.150	1.164	1.162	2.2
Average daily census	4,193	4,046	3,887	4,039	4,040	4,332	4,135	3,877	3,863	4,050	(4.4)
Occupancy %	67.3	64.6	62.1	64.5	64.6	69.2	66.1	62.2	62.2	64.9	(3.6)
Same-hospital data:
Revenues (a)	$620,866	$606,408	$585,553	$614,207	$2,427,034	$634,975	$622,018	$577,337	$594,091	$2,428,421	(3.3)
Admissions:
Medicare	8,910	8,423	8,342	8,403	34,078	8,652	8,172	7,932	8,169	32,925	(2.8)
Medicaid	812	885	794	739	3,230	602	608	556	520	2,286	(29.6)
Medicare Advantage	1,429	1,376	1,244	1,351	5,400	1,546	1,348	1,212	1,304	5,410	(3.5)
Medicaid Managed	315	377	511	568	1,771	640	670	644	612	2,566	7.7
Commercial insurance and other	1,895	1,863	1,688	1,669	7,115	1,840	1,797	1,762	1,701	7,100	1.9

	13,361	12,924	12,579	12,730	51,594	13,280	12,595	12,106	12,306	50,287	(3.3)

Patient days:
Medicare	227,635	217,074	210,386	218,127	873,222	225,992	216,230	209,662	210,466	862,350	(3.5)
Medicaid	32,303	32,260	30,254	30,207	125,024	28,458	25,060	23,141	21,795	98,454	(27.8)
Medicare Advantage	43,906	42,802	39,859	41,153	167,720	48,276	44,548	39,585	41,079	173,488	(0.2)
Medicaid Managed	10,714	13,143	16,515	19,906	60,278	21,933	24,673	24,280	24,783	95,669	24.5
Commercial insurance and other	59,059	58,968	57,185	58,833	234,045	61,715	62,462	58,625	57,325	240,127	(2.6)

	373,617	364,247	354,199	368,226	1,460,289	386,374	372,973	355,293	355,448	1,470,088	(3.5)

Total average length of stay	28.0	28.2	28.2	28.9	28.3	29.1	29.6	29.3	28.9	29.2	—
Total revenues per patient day	$1,662	$1,665	$1,653	$1,668	$1,662	$1,643	$1,668	$1,625	$1,671	$1,652	0.2

(a)	See reconciliation of same-hospital revenues to reported revenues for the Hospital Division on page 14.

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Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands, except statistics)

	2014 Quarters					2015 Quarters					Fourth quarter % change v. prior year
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Kindred at Home (data combined to include Kindred and Gentiva for each historical period):
Home Health:
Sites of service (at end of period)	447	440	439	427		415	411	388	373
Revenue mix %:
Medicare	81.8	81.5	80.7	80.7	81.2	80.9	80.4	80.0	80.0	80.3
Medicaid	2.7	2.6	2.4	2.2	2.5	2.1	2.1	2.1	2.1	2.1
Commercial and other	9.1	9.0	8.9	6.7	8.4	7.3	7.9	8.2	8.5	8.1
Commercial paid at episodic rates	6.4	6.9	8.0	10.4	7.9	9.7	9.6	9.7	9.4	9.5
Episodic revenues ($000s)	$281,226	$294,208	$292,675	$305,668	$1,173,777	$308,317	$324,027	$319,820	$320,698	$1,272,862	4.9
Total episodic admissions	65,077	63,676	65,049	65,183	258,985	69,936	67,808	66,753	66,157	270,654	1.5
Medicare episodic admissions	59,248	58,140	57,921	57,372	232,681	61,186	59,394	58,479	57,804	236,863	0.8
Total episodes	103,758	103,689	105,906	106,708	420,061	110,980	109,599	108,519	108,300	437,398	1.5
Episodes per admission	1.59	1.63	1.63	1.64	1.62	1.59	1.62	1.63	1.64	1.62	—
Revenue per episode	$2,710	$2,837	$2,764	$2,865	$2,794	$2,778	$2,956	$2,947	$2,961	$2,910	3.4
Hospice:
Sites of service (at end of period)	216	200	199	193		190	185	181	175
Admissions	13,807	12,751	12,088	12,151	50,797	13,164	12,574	12,091	12,129	49,958	(0.2)
Average length of stay	103	106	103	103	104	95	93	101	100	97	(2.9)
Patient days	1,252,787	1,251,301	1,236,792	1,215,209	4,956,089	1,150,841	1,190,604	1,211,291	1,185,330	4,738,066	(2.5)
Revenue per patient day	$150	$148	$149	$154	$150	$151	$150	$150	$150	$150	(2.6)
Average daily census	13,920	13,751	13,443	13,209	13,578	12,787	13,084	13,166	12,884	12,981	(2.5)
Community Care and other revenues (included in Home Health business segment)	$66,732	$66,372	$67,390	$67,621	$268,115	$65,530	$67,647	$67,338	$67,684	$268,199	0.1

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services:
Freestanding IRFs:
End of period data:
Number of IRFs	5	5	5	5		16	16	18	18
Number of licensed beds	215	215	215	215		829	829	919	919
Discharges (a)	1,053	1,121	1,004	1,046	4,224	3,806	3,927	3,941	4,317	15,991	312.7
Occupancy % (a)	71.6	71.6	68.5	69.6	70.3	73.2	71.5	68.7	68.0	70.2	(2.3)
Average length of stay (a)	13.2	12.5	13.5	13.2	13.1	13.7	13.1	13.2	12.7	13.2	(3.8)
Revenue per discharge (a)	$18,246	$17,519	$18,259	$17,039	$17,757	$19,517	$19,325	$18,992	$18,640	$19,104	9.4
Contract services:
Sites of service (at end of period):
Inpatient rehabilitation units	105	104	102	100		100	99	101	100
LTAC hospitals	121	118	117	117		120	120	119	119
Sub-acute units	10	9	10	10		8	8	7	7
Outpatient units	143	143	139	138		138	139	135	130

	379	374	368	365		366	366	362	356

Revenue per site	$195,157	$201,400	$203,284	$205,749	$805,590	$211,151	$209,436	$206,041	$210,978	$837,606	2.5

RehabCare:
Sites of service (at end of period)	1,851	1,863	1,896	1,935		1,829	1,789	1,821	1,798
Revenue per site	$137,193	$136,175	$130,133	$130,576	$534,077	$138,106	$132,359	$120,548	$114,896	$505,909	(12.0)

Nursing center division:
End of period data:
Number of nursing centers	89	89	90	90		90	90	90	90
Number of licensed beds	11,503	11,491	11,575	11,535		11,535	11,535	11,535	11,535
Admissions (b)	9,789	9,621	9,746	9,616	38,772	10,376	9,831	9,558	9,237	39,002	(3.9)
Medicare average length of stay (b)	29.6	29.8	29.9	29.0	29.6	28.9	28.9	28.5	28.4	28.7	(2.1)
Patient days (b)	861,340	858,772	865,415	871,976	3,457,503	861,278	852,691	851,332	845,924	3,411,225	(3.0)
Revenues per patient day (b)	$305	$308	$305	$312	$307	$319	$321	$318	$323	$320	3.5
Average daily census (b)	9,570	9,437	9,407	9,478	9,473	9,570	9,370	9,254	9,195	9,346	(3.0)
Occupancy % (b)	81.7	80.7	80.1	80.5	80.7	81.3	79.6	78.6	78.1	79.4	(3.0)

(a)	Excludes non-consolidating IRF.
(b)	Excludes managed facilities.

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Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

Non-GAAP Measurements

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the four quarters in 2015 and 2014 and for the years ended December 31, 2015 and 2014 before certain charges or on a core and adjusted core basis, and on a same-hospital basis. The use of these non-GAAP measures are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges that are not representative of its ongoing operations due to the materiality and nature of the charges. The Company believes the presentation of adjusted core operating results, which excludes non-cash expenses related to amortization of intangible assets, stock-based compensation and deferred financing costs from core operating results, is a useful performance measure used by some investors, equity analysts and others to make informed investment decisions and for comparability to other companies that use similar measures. The Company believes the presentation of same-hospital revenues, which excludes the results from two hospitals that closed during 2015, provides investors, equity analysts and others with useful information regarding the performance of the Company’s hospital operations that are comparable for the periods presented. The Company believes that reported hospital segment revenues is the most comparable GAAP measure. Readers of the Company’s financial information should consider reported hospital segment revenues as an important measure of the Company’s Hospital Division financial performance because it provides the most complete measure of its revenues. The Company’s earnings release also includes financial measures referred to as operating income, or EBITDAR or core EBITDAR, and core earnings before interest, income taxes, depreciation and amortization (“core EBITDA”). The Company’s management uses core EBITDAR or core EBITDA as meaningful measures of operational performance in addition to other measures. The Company uses core EBITDAR or core EBITDA to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes these measurements are important because securities analysts and investors use these measurements to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income (loss) from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating results presented on a core and adjusted core basis and core EBITDAR or core EBITDA, as well as a same-hospital basis, should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. Reconciliations of the non-GAAP measurements to the GAAP measurements are included in the following pages of this press release.

Also in this press release, the Company provides the financial measures of operating cash flows and free cash flows excluding certain items, which the Company refers to as core operating cash flows and core free cash flows. The Company recognizes that core operating cash flows and core free cash flows are non-GAAP measurements and are not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that these non-GAAP measurements provide important information to investors for comparability to other companies that use similar measures. In addition, management uses core operating cash flows and core free cash flows in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses. The Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Core operating cash flows and core free cash flows should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. Reconciliations of net cash flows provided by operating activities to core operating cash flows and core free cash flows are included in this press release.

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Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months and years ended December 31, 2015 and 2014 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 129.2% and 33.1% for the three months ended December 31, 2015 and 2014, respectively, and 36.8% and 35.4% for the years ended December 31, 2015 and 2014, respectively. The difference in the effective income tax rate for both periods compared to the same prior year periods is attributable to the composition of charges that are non-deductible for income tax purposes. For the three months ended December 31, 2015, the Company recorded an income tax benefit of $47.1 million based upon the final settlement terms of an investigation of RehabCare Group, Inc. by the United States Department of Justice, which was completed in January 2016. The investigation was settled for $126.3 million, including interest, and $125 million of the settlement cost was recorded during the nine months ended September 30, 2015.

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Detail of charges:
Litigation contingency expense	($8,261)	$—	($138,648)	($4,600)
Retirement and severance costs	(2,125)	(11,745)	(7,752)	(18,381)
Hospital and home health/hospice closings	(3,338)	(200)	(11,127)	(200)
RehabCare customer contract litigation	(12,864)	—	(12,864)	—
Development project cancellation and other restructuring costs	—	—	(1,259)	—
RehabCare trade name impairment	(18,031)	—	(18,031)	—
Customer bankruptcy	—	—	—	(1,857)
Consulting fees related to new LTAC criteria rule	—	(2,460)	—	(2,460)
Gentiva transaction and integration costs:
Professional and consulting fees	(2,662)	(5,545)	(37,840)	(10,824)
Severance and retention	(1,527)	—	(60,358)	—
Lease termination (charged to rent expense)	—	—	(792)	—
Pre-closing financing charges (charged to general and administrative expenses)	—	—	(6,005)	—
Pre-closing financing charges (charged to interest expense)	—	(17,041)	(17,431)	(17,041)
Trade name impairment charges	—	—	(6,726)	—
Lease termination (charged to rent expense)	(889)	—	(2,720)	(247)
Debt refinancing costs (charged to interest expense)	—	—	—	(56,643)
Other transaction costs	(1,178)	(3,145)	(4,928)	(7,159)

	(50,875)	(40,136)	(326,481)	(119,412)
Income tax benefit	65,738	13,298	120,040	42,234

Charges net of income taxes	14,863	(26,838)	(206,441)	(77,178)
Allocation to participating unvested restricted stockholders	(204)	—	—	—

Available to common stockholders	$14,659	($26,838)	($206,441)	($77,178)

Weighted average diluted shares outstanding	87,232	65,135	84,558	58,634

Diluted earnings (loss) per common share related to charges	$0.17	($0.41)	($2.44)	($1.32)

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$29,039	$16,892	$112,014	$63,202
Charges net of income taxes	14,863	(26,838)	(206,441)	(77,178)

Reported income (loss) from continuing operations	$43,902	($9,946)	($94,427)	($13,976)

Reconciliation of core diluted EPS from continuing operations:
Diluted core EPS (a)	$0.33	$0.26	$1.28	$1.06
Charges net of income taxes	0.17	(0.41)	(2.44)	(1.32)
Other	—	—	0.04	0.02

Reported diluted earnings (loss) per common share from continuing operations	$0.50	($0.15)	($1.12)	($0.24)

Weighted average diluted shares used to compute earnings per common share from continuing operations before charges (b)	87,232	63,163	86,098	58,210

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	25.1%	27.8%	33.3%	34.2%
Impact of charges on effective income tax rate	1273.1%	22.3%	11.9%	-25.6%

Reported effective income tax rate	1298.2%	50.1%	45.2%	8.6%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.4 million for both the three months ended December 31, 2015 and 2014, and by $1.8 million and $1.7 million for the years ended December 31, 2015 and 2014, respectively, for the allocation of income to participating unvested restricted stockholders.
(b)	Excludes share dilution from the fourth quarter 2014 common equity and tangible equity units offerings, both pre-closing financing activities of the Gentiva acquisition.

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Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts and statistics)

A reconciliation of adjusted core earnings follows:

	2014 Quarters					2015 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Reconciliation of adjusted core earnings:
Income from continuing operations before charges (as calculated and reconciled to GAAP measurement on the following pages)	$18,831	$19,363	$8,116	$16,892	$63,202	$28,418	$34,051	$20,506	$29,039	$112,014
Add back non-cash expenses:
Amortization of intangible assets	5,560	5,513	5,378	5,215	21,666	6,932	7,536	7,728	7,645	29,841
Amortization of stock-based compensation costs	2,585	5,924	748	5,073	14,330	3,141	6,687	3,194	4,778	17,800
Amortization of deferred financing costs	2,397	1,950	1,982	2,044	8,373	3,062	3,539	3,554	3,566	13,721

	10,542	13,387	8,108	12,332	44,369	13,135	17,762	14,476	15,989	61,362
Income tax benefit related to non-cash expenses	4,148	5,268	3,190	4,853	17,459	5,169	6,989	5,696	6,292	24,146

Non-cash expenses, net of income taxes	6,394	8,119	4,918	7,479	26,910	7,966	10,773	8,780	9,697	37,216

Adjusted core earnings	$25,225	$27,482	$13,034	$24,371	$90,112	$36,384	$44,824	$29,286	$38,736	$149,230

Reconciliation of diluted adjusted core earnings from continuing operations:
Diluted income per common share before charges (as calculated on the following pages)	$0.35	$0.35	$0.13	$0.26	$1.06	$0.34	$0.39	$0.23	$0.33	$1.28
Non-cash expenses, net of income taxes	0.11	0.15	0.07	0.12	0.45	0.09	0.12	0.10	0.11	0.42

Adjusted diluted core EPS from continuing operations	$0.46	$0.50	$0.20	$0.38	$1.51	$0.43	$0.51	$0.33	$0.44	$1.70

Weighted average diluted shares used to compute adjusted core EPS	52,711	53,792	62,902	63,163	58,210	82,422	86,402	86,892	87,232	86,098

A reconciliation of combined Kindred and Gentiva home health revenues (excluding community care) for each historical period follows:

	2014 Quarters					2015 Quarters					Fourth quarter % change v. prior year
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Kindred	$67,266	$67,830	$65,954	$66,491	$267,541	$254,965	$360,173	$356,716	$358,075	$1,329,929
Gentiva	253,895	267,018	266,340	275,342	1,062,595	87,520	—	—	—	87,520

	$321,161	$334,848	$332,294	$341,833	$1,330,136	$342,485	$360,173	$356,716	$358,075	$1,417,449	4.8

A reconciliation of same-hospital revenues to reported revenues for the Hospital Division for each historical period follows:

	2014 Quarters					2015 Quarters					Fourth quarter % change v. prior year
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Same-hospital revenues	$620,866	$606,408	$585,553	$614,207	$2,427,034	$634,975	$622,018	$577,337	$594,091	$2,428,421	(3.3)
Two hospitals that closed during 2015 (a)	6,379	6,109	5,568	4,978	23,034	5,508	5,188	2,160	(498)	12,358

Reported revenues	$627,245	$612,517	$591,121	$619,185	$2,450,068	$640,483	$627,206	$579,497	$593,593	$2,440,779	(4.1)

(a)	One hospital closed during the second quarter of 2015 and one hospital closed during the third quarter of 2015.

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Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended December 31, 2015
		Charges
			Hospital	RehabCare			Gentiva
	Before	Retirement	and home	customer			transaction
	charges	and	health/hospice	contract	Litigation	Impairment	and	Other		As
	(“core”)	severance	closings	litigation	contingency	charges	integration	transaction	Total	reported
Income from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$117,675	$(1,221)	$—	$—	$—	$—	$—	$—	$(1,221)	$116,454

Kindred at Home:
Home health	68,826	—	(1,794)	—	—	—	—	—	(1,794)	67,032
Hospice	30,212	—	(1,544)	—	—	—	—	—	(1,544)	28,668

	99,038	—	(3,338)	—	—	—	—	—	(3,338)	95,700

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	45,098	(207)	—	—	—	—	—	—	(207)	44,891
RehabCare	11,858	(112)	—	(12,864)	—	—	—	—	(12,976)	(1,118)

	56,956	(319)	—	(12,864)	—	—	—	—	(13,183)	43,773

Nursing center division	36,601	—	—	—	—	—	—	—	—	36,601

Support center	(62,431)	(585)	—	—	—	—	—	—	(585)	(63,016)
Litigation contingency expense	—	—	—	—	(8,261)		—	—	(8,261)	(8,261)
Impairment charges	—	—	—	—	—	(18,031)	—	—	(18,031)	(18,031)
Transaction costs	—	—	—	—	—	—	(4,189)	(1,178)	(5,367)	(5,367)

Operating income (EBITDAR)	247,839	(2,125)	(3,338)	(12,864)	(8,261)	(18,031)	(4,189)	(1,178)	(49,986)	197,853
Rent	(96,934)	—	(889)	—	—	—	—	—	(889)	(97,823)

EBITDA	150,905	(2,125)	(4,227)	(12,864)	(8,261)	(18,031)	(4,189)	(1,178)	(50,875)	100,030
Depreciation and amortization	(40,362)	—	—	—	—	—	—	—	—	(40,362)
Interest, net	(55,664)	—	—	—	—	—	—	—	—	(55,664)

Income from continuing operations before income taxes	54,879	(2,125)	(4,227)	(12,864)	(8,261)	(18,031)	(4,189)	(1,178)	(50,875)	4,004
Provision (benefit) for income taxes	13,758	(836)	(1,663)	(5,062)	(50,329)	(6,205)	(1,487)	(156)	(65,738)	(51,980)

	41,121	$(1,289)	$(2,564)	$(7,802)	$42,068	$(11,826)	$(2,702)	$(1,022)	$14,863	55,984

Noncontrolling interests	(12,082)									(12,082)

Income attributable to Kindred	$29,039									$43,902

Diluted earnings per common share	$0.33									$0.50
Diluted shares used in computing earnings per common share	87,232									87,232

	Three months ended December 31, 2014
		Charges
	Before	Severance	LTAC	Gentiva
	charges	and other	criteria	pre-closing	Gentiva	Other		As
	(“core”)	restructuring	consulting	financing	transaction	transaction	Total	reported
Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$134,791	$(318)	$—	$—	$—	$—	$(318)	$134,473

Kindred at Home:
Home health	7,398	(828)	—	—	—	—	(828)	6,570
Hospice	524	(106)	—	—	—	—	(106)	418

	7,922	(934)	—	—	—	—	(934)	6,988

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	23,884	—	—	—	—	—	—	23,884
RehabCare	16,029	—	—	—	—	—	—	16,029

	39,913	—	—	—	—	—	—	39,913

Nursing center division	38,810	(500)	—	—	—	—	(500)	38,310

Support center	(51,348)	(10,193)	(2,460)	—	—	—	(12,653)	(64,001)
Transaction costs	—	—	—	—	(5,545)	(3,145)	(8,690)	(8,690)

Operating income (EBITDAR)	170,088	(11,945)	(2,460)	—	(5,545)	(3,145)	(23,095)	146,993
Rent	(79,167)	—	—	—	—	—	—	(79,167)

EBITDA	90,921	(11,945)	(2,460)	—	(5,545)	(3,145)	(23,095)	67,826
Depreciation and amortization	(38,558)	—	—	—	—	—	—	(38,558)
Interest, net	(21,857)	—	—	(17,041)	—	—	(17,041)	(38,898)

Income (loss) from continuing operations before income taxes	30,506	(11,945)	(2,460)	(17,041)	(5,545)	(3,145)	(40,136)	(9,630)
Provision (benefit) for income taxes	8,471	(4,251)	(875)	(5,975)	(1,514)	(683)	(13,298)	(4,827)

	22,035	$(7,694)	$(1,585)	$(11,066)	$(4,031)	$(2,462)	$(26,838)	(4,803)

Noncontrolling interests	(5,143)							(5,143)

Income (loss) attributable to Kindred	$16,892							$(9,946)

Diluted earnings (loss) per common share	$0.26							$(0.15)
Diluted shares used in computing earnings (loss) per common share	63,163							65,135

- MORE -

Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Year ended December 31, 2015
		Charges
			Hospital	Development	RehabCare			Gentiva	Gentiva
	Before	Retirement	and home	project	customer			pre-closing	transaction
	charges	and	health/hospice	cancellation	contract	Litigation	Impairment	financing	and	Other		As
	(“core”)	severance	closings	and other	litigation	contingency	charges	costs	integration	transaction	Total	reported
Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$481,121	$(1,887)	$(1,044)	$(675)	$—	$—	$—	$—	$—	$—	$(3,606)	$477,515

Kindred at Home:
Home health	256,696	—	(6,055)	—	—	—	—	—	—	—	(6,055)	250,641
Hospice	109,120	—	(4,028)	—	—	—	—	—	—	—	(4,028)	105,092

	365,816	—	(10,083)	—	—	—	—	—	—	—	(10,083)	355,733

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	176,334	(207)	—	—	—	—	—	—	—	—	(207)	176,127
RehabCare	57,576	(897)	—	—	(12,864)	—	—	—	—	—	(13,761)	43,815

	233,910	(1,104)	—	—	(12,864)	—	—	—	—	—	(13,968)	219,942

Nursing center division	149,948	—	—	(584)	—	—	—	—	—	—	(584)	149,364

Support center	(250,468)	(4,761)	—	—	—	—	—	—	—	—	(4,761)	(255,229)
Litigation contingency expense	—	—	—	—	—	(138,648)	—	—	—	—	(138,648)	(138,648)
Impairment charges	—	—	—	—	—	—	(24,757)	—	—	—	(24,757)	(24,757)
Transaction costs	—	—	—	—	—	—	—	(6,005)	(98,198)	(4,928)	(109,131)	(109,131)

Operating income (EBITDAR)	980,327	(7,752)	(11,127)	(1,259)	(12,864)	(138,648)	(24,757)	(6,005)	(98,198)	(4,928)	(305,538)	674,789
Rent	(379,097)	—	(2,368)	(352)	—	—	—	—	(792)	—	(3,512)	(382,609)

EBITDA	601,230	(7,752)	(13,495)	(1,611)	(12,864)	(138,648)	(24,757)	(6,005)	(98,990)	(4,928)	(309,050)	292,180
Depreciation and amortization	(157,251)	—	—	—	—	—	—	—	—	—	—	(157,251)
Interest, net	(212,158)	—	—	—	—	—	—	(17,431)	—	—	(17,431)	(229,589)

Income (loss) from continuing operations before income taxes	231,821	(7,752)	(13,495)	(1,611)	(12,864)	(138,648)	(24,757)	(23,436)	(98,990)	(4,928)	(326,481)	(94,660)
Provision for income taxes	77,243	(3,063)	(5,333)	(637)	(5,084)	(51,965)	(8,890)	(9,261)	(34,266)	(1,541)	(120,040)	(42,797)

	154,578	$(4,689)	$(8,162)	$(974)	$(7,780)	$(86,683)	$(15,867)	$(14,175)	$(64,724)	$(3,387)	$(206,441)	(51,863)

Noncontrolling interests	(42,564)											(42,564)

Income (loss) attributable to Kindred	$112,014											$(94,427)

Diluted earnings (loss) per common share	$1.28											$(1.12)
Diluted shares used in computing earnings (loss) per common share	86,098											84,558

	Year ended December 31, 2014
		Charges
	Before	Severance	LTAC				Gentiva
	charges	and other	criteria	Customer	Litigation	Debt	pre-closing	Gentiva	Other		As
	(“core”)	restructuring	consulting	bankruptcy	contingency	refinancing	financing	transaction	transaction	Total	reported
Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$523,890	$(935)	$—	$—	$—	$—	$—	$—	$—	$(935)	$522,955

Kindred at Home:
Home health	21,973	(1,824)	—	—	—	—	—	—	—	(1,824)	20,149
Hospice	5,664	(274)	—	—	—	—	—	—	—	(274)	5,390

	27,637	(2,098)	—	—	—	—	—	—	—	(2,098)	25,539

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	100,223	(170)	—	(1,857)	—	—	—	—	—	(2,027)	98,196
RehabCare	70,988	(14)	—	—	—	—	—	—	—	(14)	70,974

	171,211	(184)	—	(1,857)	—	—	—	—	—	(2,041)	169,170

Nursing center division	150,916	(4,188)	—	—	—	—	—	—	—	(4,188)	146,728

Support center	(189,439)	(11,176)	(2,460)	—	—	—	—	—	—	(13,636)	(203,075)
Litigation contingency expense	—	—		—	(4,600)					(4,600)	(4,600)
Transaction costs	—	—	—	—	—	—	—	(10,824)	(7,159)	(17,983)	(17,983)

Operating income (EBITDAR)	684,215	(18,581)	(2,460)	(1,857)	(4,600)	—	—	(10,824)	(7,159)	(45,481)	638,734
Rent	(312,792)	(247)	—	—	—	—	—	—	—	(247)	(313,039)

EBITDA	371,423	(18,828)	(2,460)	(1,857)	(4,600)	—	—	(10,824)	(7,159)	(45,728)	325,695
Depreciation and amortization	(155,570)	—	—	—	—	—	—	—	—	—	(155,570)
Interest, net	(91,083)	—	—	—	—	(56,643)	(17,041)	—	—	(73,684)	(164,767)

Income from continuing operations before income taxes	124,770	(18,828)	(2,460)	(1,857)	(4,600)	(56,643)	(17,041)	(10,824)	(7,159)	(119,412)	5,358
Provision for income taxes	42,696	(7,156)	(935)	(706)	(1,748)	(21,528)	(6,381)	(1,665)	(2,115)	(42,234)	462

	82,074	$(11,672)	$(1,525)	$(1,151)	$(2,852)	$(35,115)	$(10,660)	$(9,159)	$(5,044)	$(77,178)	4,896

Noncontrolling interests	(18,872)										(18,872)

Income (loss) attributable to Kindred	$63,202										$(13,976)

Diluted earnings (loss) per common share	$1.06										$(0.24)
Diluted shares used in computing earnings (loss) per common share	58,210										58,634

- MORE -

Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31, 2015
		Charges
			Home health	Development			Gentiva	Gentiva
	Before	Retirement	and	project			pre-closing	transaction
	charges	and	hospice	cancellation	Litigation	Impairment	financing	and	Other		As
	(“core”)	severance	closings	and other	contingency	charges	costs	integration	transaction	Total	reported
Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$134,786	$—	$—	$(675)	$—	$—	$—	$—	$—	$(675)	$134,111

Kindred at Home:
Home health	46,798	—	(1,102)	—	—	—	—	—	—	(1,102)	45,696
Hospice	16,996	—	(517)	—	—	—	—	—	—	(517)	16,479

	63,794	—	(1,619)	—	—	—	—	—	—	(1,619)	62,175

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,564	—	—	—	—	—	—	—	—	—	44,564
RehabCare	16,493	(785)	—	—	—	—	—	—	—	(785)	15,708

	61,057	(785)	—	—	—	—	—	—	—	(785)	60,272

Nursing center division	36,963	—	—	—	—	—	—	—	—	—	36,963

Support center	(62,389)	(4,176)	—	—	—	—	—	—	—	(4,176)	(66,565)
Litigation contingency expense	—	—	—	—	(95,000)	—	—	—	—	(95,000)	(95,000)
Impairment charges	—	—	—	—	—	(6,726)	—	—	—	(6,726)	(6,726)
Transaction costs	—	—	—	—	—	—	(6,005)	(86,598)	(2,099)	(94,702)	(94,702)

Operating income (EBITDAR)	234,211	(4,961)	(1,619)	(675)	(95,000)	(6,726)	(6,005)	(86,598)	(2,099)	(203,683)	30,528
Rent	(91,199)	—	—	(352)	—	—	—	(589)	—	(941)	(92,140)

EBITDA	143,012	(4,961)	(1,619)	(1,027)	(95,000)	(6,726)	(6,005)	(87,187)	(2,099)	(204,624)	(61,612)
Depreciation and amortization	(38,935)	—	—	—	—	—	—	—	—	—	(38,935)
Interest, net	(44,346)	—	—	—	—	—	(17,431)	—	—	(17,431)	(61,777)

Income (loss) from continuing operations before income taxes	59,731	(4,961)	(1,619)	(1,027)	(95,000)	(6,726)	(23,436)	(87,187)	(2,099)	(222,055)	(162,324)
Provision (benefit) for income taxes	22,466	(2,133)	(696)	(442)	—	(2,891)	(10,075)	(33,063)	(902)	(50,202)	(27,736)

	37,265	$(2,828)	$(923)	$(585)	$(95,000)	$(3,835)	$(13,361)	$(54,124)	$(1,197)	$(171,853)	(134,588)

Noncontrolling interests	(8,847)										(8,847)

Income (loss) attributable to Kindred	$28,418										$(143,435)

Diluted earnings (loss) per common share	$0.34										$(1.80)
Diluted shares used in computing earnings (loss) per common share	82,422										79,575

	Three months ended March 31, 2014
	Before	Charges
	charges	Transaction	As
	(“core”)	costs	reported
Income from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$139,505	$—	$139,505

Kindred at Home:
Home health	2,845	—	2,845
Hospice	1,852	—	1,852

	4,697	—	4,697

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	25,710	—	25,710
RehabCare	18,016	—	18,016

	43,726	—	43,726

Nursing center division	37,572	—	37,572

Support center	(44,456)	—	(44,456)
Transaction costs	—	(683)	(683)

Operating income (EBITDAR)	181,044	(683)	180,361
Rent	(78,530)	—	(78,530)

EBITDA	102,514	(683)	101,831
Depreciation and amortization	(39,092)	—	(39,092)
Interest, net	(25,617)	—	(25,617)

Income from continuing operations before income taxes	37,805	(683)	37,122
Provision for income taxes	14,445	(250)	14,195

	23,360	$(433)	22,927

Noncontrolling interests	(4,529)		(4,529)

Income attributable to Kindred	$18,831		$18,398

Diluted earnings per common share	$0.35		$0.34
Diluted shares used in computing earnings per common share	52,711		52,711

- MORE -

Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30, 2015
		Charges
	Before charges (“core”)	Hospital and home health/hospice closings	Development project cancellation and other	Litigation contingency	Gentiva transaction and integration	Other transaction	Total	As reported

Income from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$131,532	$(565)	$—	$—	$—	$—	$(565)	$130,967

Kindred at Home:
Home health	72,917	(588)	—	—	—	—	(588)	72,329
Hospice	27,887	(1,649)	—	—	—	—	(1,649)	26,238

	100,804	(2,237)	—	—	—	—	(2,237)	98,567

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,531	—	—	—	—	—	—	44,531
RehabCare	14,681	—	—	—	—	—	—	14,681

	59,212	—	—	—	—	—	—	59,212

Nursing center division	40,461	—	(584)	—	—	—	(584)	39,877

Support center	(70,209)	—	—	—	—	—	—	(70,209)
Litigation contingency expense	—	—	—	(3,925)	—	—	(3,925)	(3,925)
Transaction costs	—	—	—	—	(4,342)	(874)	(5,216)	(5,216)

Operating income (EBITDAR)	261,800	(2,802)	(584)	(3,925)	(4,342)	(874)	(12,527)	249,273
Rent	(95,528)	(671)	—	—	(203)	—	(874)	(96,402)

EBITDA	166,272	(3,473)	(584)	(3,925)	(4,545)	(874)	(13,401)	152,871
Depreciation and amortization	(38,625)	—	—	—	—	—	—	(38,625)
Interest, net	(56,140)	—	—	—	—	—	—	(56,140)

Income from continuing operations before income taxes	71,507	(3,473)	(584)	(3,925)	(4,545)	(874)	(13,401)	58,106
Provision for income taxes	25,721	(368)	(62)	(416)	(386)	(93)	(1,325)	24,396

	45,786	$(3,105)	$(522)	$(3,509)	$(4,159)	$(781)	$(12,076)	33,710

Noncontrolling interests	(11,735)							(11,735)

Income attributable to Kindred	$34,051							$21,975

Diluted earnings per common share	$0.39							$0.25
Diluted shares used in computing earnings per common share	86,402							86,402

	Three months ended June 30, 2014
		Charges
	Before charges (“core”)	Severance and other restructuring	Litigation contingency	Debt refinancing	Gentiva transaction	Other transaction	Total	As reported

Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$131,990	$—	$—	$—	$—	$—	$—	$131,990

Kindred at Home:
Home health	5,769	(721)	—	—	—	—	(721)	5,048
Hospice	2,139	(122)	—	—	—	—	(122)	2,017

	7,908	(843)	—	—	—	—	(843)	7,065

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	25,742	(170)	—	—	—	—	(170)	25,572
RehabCare	19,863	(176)	—	—	—	—	(176)	19,687

	45,605	(346)	—	—	—	—	(346)	45,259

Nursing center division	38,614	(3,205)	—	—	—	—	(3,205)	35,409

Support center	(48,252)	(556)	—	—	—	—	(556)	(48,808)
Litigation contingency expense	—	—	(4,600)	—	—	—	(4,600)	(4,600)
Transaction costs	—	—	—	—	(2,079)	(2,417)	(4,496)	(4,496)

Operating income (EBITDAR)	175,865	(4,950)	(4,600)	—	(2,079)	(2,417)	(14,046)	161,819
Rent	(77,452)	(247)	—	—	—	—	(247)	(77,699)

EBITDA	98,413	(5,197)	(4,600)	—	(2,079)	(2,417)	(14,293)	84,120
Depreciation and amortization	(39,172)	—	—	—	—	—	—	(39,172)
Interest, net	(21,438)	—	—	(56,643)	—	—	(56,643)	(78,081)

Income (loss) from continuing operations before income taxes	37,803	(5,197)	(4,600)	(56,643)	(2,079)	(2,417)	(70,936)	(33,133)
Provision (benefit) for income taxes	13,612	(1,985)	(1,757)	(21,639)	—	(914)	(26,295)	(12,683)

	24,191	$(3,212)	$(2,843)	$(35,004)	$(2,079)	$(1,503)	$(44,641)	(20,450)

Noncontrolling interests	(4,828)							(4,828)

Income (loss) attributable to Kindred	$19,363							$(25,278)

Diluted earnings (loss) per common share	$0.35							$(0.47)
Diluted shares used in computing earnings (loss) per common share	53,792							53,714

- MORE -

Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30, 2015
		Charges
	Before charges (“core”)	Retirement and severance	Hospital and home health/hospice closings	Litigation contingency	Gentiva transaction and integration	Other transaction	Total	As reported
Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$97,128	$(666)	$(479)	$—	$—	$—	$(1,145)	$95,983

Kindred at Home:
Home health	68,155	—	(2,571)	—	—	—	(2,571)	65,584
Hospice	34,025	—	(318)	—	—	—	(318)	33,707

	102,180	—	(2,889)	—	—	—	(2,889)	99,291

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	42,141	—	—	—	—	—	—	42,141
RehabCare	14,544	—	—	—	—	—	—	14,544

	56,685	—	—	—	—	—	—	56,685

Nursing center division	35,923	—	—	—	—	—	—	35,923

Support center	(55,439)	—	—	—	—	—	—	(55,439)
Litigation contingency expense	—	—	—	(31,462)	—	—	(31,462)	(31,462)
Transaction costs	—	—	—	—	(3,069)	(777)	(3,846)	(3,846)

Operating income (EBITDAR)	236,477	(666)	(3,368)	(31,462)	(3,069)	(777)	(39,342)	197,135
Rent	(95,436)	—	(808)	—	—	—	(808)	(96,244)

EBITDA	141,041	(666)	(4,176)	(31,462)	(3,069)	(777)	(40,150)	100,891
Depreciation and amortization	(39,329)	—	—	—	—	—	—	(39,329)
Interest, net	(56,008)	—	—	—	—	—	—	(56,008)

Income from continuing operations before income taxes	45,704	(666)	(4,176)	(31,462)	(3,069)	(777)	(40,150)	5,554
Provision for income taxes	15,298	(196)	(1,225)	(429)	(697)	(228)	(2,775)	12,523

	30,406	$(470)	$(2,951)	$(31,033)	$(2,372)	$(549)	$(37,375)	(6,969)

Noncontrolling interests	(9,900)							(9,900)

Income (loss) attributable to Kindred	$20,506							$(16,869)

Diluted earnings (loss) per common share	$0.23							$(0.20)
Diluted shares used in computing earnings (loss) per common share	86,892							86,184

	Three months ended September 30, 2014
		Charges
	Before	Severance
	charges	and other	Customer	Gentiva	Other		As
	(“core”)	restructuring	bankruptcy	transaction	transaction	Total	reported
Income from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$117,604	$(617)	$—	$—	$—	$(617)	$116,987

Kindred at Home:
Home health	5,961	(275)	—	—	—	(275)	5,686
Hospice	1,149	(46)	—	—	—	(46)	1,103

	7,110	(321)	—	—	—	(321)	6,789

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	24,887	—	(1,857)	—	—	(1,857)	23,030
RehabCare	17,080	162	—	—	—	162	17,242

	41,967	162	(1,857)	—	—	(1,695)	40,272

Nursing center division	35,920	(483)	—	—	—	(483)	35,437

Support center	(45,383)	(427)	—	—	—	(427)	(45,810)
Transaction costs	—	—	—	(3,200)	(914)	(4,114)	(4,114)

Operating income (EBITDAR)	157,218	(1,686)	(1,857)	(3,200)	(914)	(7,657)	149,561
Rent	(77,643)	—	—	—	—	—	(77,643)

EBITDA	79,575	(1,686)	(1,857)	(3,200)	(914)	(7,657)	71,918
Depreciation and amortization	(38,748)	—	—	—	—	—	(38,748)
Interest, net	(22,171)	—	—	—	—	—	(22,171)

Income from continuing operations before income taxes	18,656	(1,686)	(1,857)	(3,200)	(914)	(7,657)	10,999
Provision for income taxes	6,168	(923)	(1,017)	(69)	(382)	(2,391)	3,777

	12,488	$(763)	$(840)	$(3,131)	$(532)	$(5,266)	7,222

Noncontrolling interests	(4,372)						(4,372)

Income attributable to Kindred	$8,116						$2,850

Diluted earnings per common share	$0.13						$0.04
Diluted shares used in computing earnings per common share	62,902						62,902

- MORE -

Kindred Healthcare Reports Fourth Quarter 2015 Results

February 25, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Reconciliation of net cash flows provided by operating activities to free cash flows:
Net cash flows provided by operating activities	$70,195	$81,149	$163,262	$105,471
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by operating activities:
Transaction, severance, retirement and retention	4,548	10,516	106,648	25,906
Ventas, Inc. lease termination fee	—	—	40,000	—
Ventas, Inc. lease maintenance payment	—	2,500	—	2,500
Capitalized lender fees related to debt refinancing	—	3,527	28,012	22,652
Other debt refinancing costs (expensed)	—	—	40,439	40,373
Other lease termination fees	—	—	353	—
Litigation	—	—	16,575	25,850

	4,548	16,543	232,027	117,281

Net cash flows provided by operating activities excluding certain items before income tax benefit of certain payments	74,743	97,692	395,289	222,752
Benefit of reduced income tax payments resulting from certain payments	(20,861)	(12,055)	(77,156)	(34,912)

Net cash flows provided by operating activities excluding certain items (core operating cash flows) (a)	53,882	85,637	318,133	187,840

Less routine capital expenditures	(41,240)	(23,656)	(121,931)	(91,081)
Less distributions to noncontrolling interests	(10,635)	(4,088)	(42,458)	(13,692)

Free cash flows excluding certain items (core free cash flows)	$2,007	$57,893	$153,744	$83,067

(a)	Includes federal income tax refunds of $29 million and $35 million received for the years ended December 31, 2015 and 2014, respectively. The Company made no federal income tax payments for the years ended December 31, 2015 or 2014.

- END -